                                                                   EXHIBIT 10.12


                              SERVICING AGREEMENT

                           Dated as of July 31, 1998

                                    between

                        IMPAC COMMERCIAL HOLDINGS, INC.
                                      and
                     IMPAC COMMERCIAL CAPITAL CORPORATION,
                                    "Owner"

                                      and

                          MIDLAND LOAN SERVICES, INC.,
                                   "Servicer"

                               TABLE OF CONTENTS


                                   ARTICLE I.

                                  DEFINITIONS


Section 1.01   Defined Terms................................................   1


                                  ARTICLE II.

                      RETENTION AND AUTHORITY OF SERVICER


Section 2.01   Engagement; Servicing Standard...............................   6
Section 2.02   Subservicing.................................................   7
Section 2.03   Authority of the Servicer....................................   8


                                 ARTICLE III.

                           SERVICES TO BE PERFORMED


Section 3.01   Services as Loan Servicer....................................   8
Section 3.02   Escrow Accounts; Collection of Taxes, Assessments and
               Similar Items................................................   9
Section 3.03   Collection Accounts..........................................  10
Section 3.03   Collection Accounts..........................................  10
Section 3.04   Permitted Investments........................................  10
Section 3.05   Maintenance of Insurance Policies............................  11
Section 3.06   Delivery and Possession of Servicing Files...................  12
Section 3.07   Inspections..................................................  12
Section 3.08   "Due-on-Sale" Clauses; Assumption Agreements.................  13
Section 3.09   Realization Upon Mortgaged Properties........................  13
Section 3.10   Sale of Specially Serviced Mortgage Loans and REO Properties.  14
Section 3.11   Management of REO Property...................................  14
Section 3.12   Modifications, Waivers, Amendments and Consents..............  15


                                  ARTICLE IV.

                            STATEMENTS AND REPORTS


Section 4.01   Reporting by the Servicer....................................  15


                                  ARTICLE V.

                     SERVICER'S COMPENSATION AND EXPENSES


Section 5.01   Servicing Compensation.......................................  16
Section 5.02   Servicing Expenses...........................................  16


                                  ARTICLE VI.

                          THE SERVICER AND THE OWNER


Section 6.01   Servicer Not to Assign; Merger or Consolidation of the
               Servicer.....................................................  17
Section 6.02   Liability and Indemnification of the Servicer and the Owner..  17

                                 ARTICLE VII.

                    REPRESENTATIONS AND WARRANTIES; DEFAULT


Section 7.01   Representations and Warranties...............................  17
Section 7.02   Events of Default............................................  18


                                 ARTICLE VIII.

                    TERMINATION; TRANSFER OF MORTGAGE LOANS


Section 8.01   Termination of Agreement.....................................  19
Section 8.02   Transfer of Mortgage Loans; Securitization...................  20


                                  ARTICLE IX.

                           MISCELLANEOUS PROVISIONS


Section 9.01   Amendment; Waiver............................................  21
Section 9.02   Governing Law................................................  21
Section 9.03   Notices......................................................  21
Section 9.04   Severability of Provisions...................................  22
Section 9.05   Inspection and Audit Rights..................................  22
Section 9.06   Binding Effect; No Partnership; Counterparts.................  22
Section 9.07   Protection of Confidential Information; No Solicitation......  22
Section 9.08   General Interpretive Principles..............................  22
Section 9.09   Further Agreements...........................................  23


EXHIBIT "A" Mortgage Loan Schedule
EXHIBIT "B" Servicing File Listing

     THIS SERVICING AGREEMENT dated as of July 31, 1998, is between IMPAC Commercial Holdings, Inc., a Maryland corporation, IMPAC Commercial Capital Corporation, a California corporation, and Midland Loan Services, Inc., a Delaware corporation.

                             PRELIMINARY STATEMENT

     The Owner desires to engage the Servicer, and the Servicer desires to accept the Owner's engagement, to service the Mortgage Loans that the Owner acquires from time to time in accordance with the provisions of this Agreement.

     The Servicer is an independent contractor in the business of servicing mortgage loans, and is not an Affiliate of the Owner.

     This Agreement shall become effective with respect to each Mortgage Loan, or appropriate group or portfolio of Mortgage Loans, upon the related Servicing Transfer Date.

     NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   ----------

                                  DEFINITIONS

Section 1.01  Defined Terms.
              -------------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Accepted Servicing Practices":  As defined in Section 2.01.
      ----------------------------

     "Accounts":  The Escrow Accounts, REO Accounts and the Collection Accounts.
      --------

     "Additional Servicing Compensation":  (i) amounts collected for checks or
      ---------------------------------
other items returned for insufficient funds, (ii) late payment charges (but not default interest) with respect to the Mortgage Loans, (iii) to the extent the Servicer has been engaged by the Owner under Section 3.08 or 3.12, any modification fees, extension fees, assumption fees and similar processing fees received from or on behalf of any Borrower, (iv) subject to Section 3.04 of the Agreement, all income and gain realized from the investment of funds deposited in the Accounts, and (v) any Termination Fees.

     "Advance Rate":  A per annum rate equal to the "Prime Rate" (as published
      ------------
from time to time in the "Money Rates" section of The Wall Street Journal).

     "Affiliate":  With respect to any specified Person, any other Person
      ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement":  This Servicing Agreement, as the same may be modified,
      ---------
supplemented or amended from time to time.

     "Best Efforts": Efforts determined to be reasonably diligent by the Owner
      ------------
or the Servicer, as the case may be, in its reasonable discretion, which efforts do not require the Owner or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding.

     "Borrower":  The obligor on a Note.
      --------

     "Business Day":  Any day other than (i) a Saturday or Sunday, or (ii) a day
      ------------
in which depository institutions or trust companies in the State of Missouri or in any of the States in which the Accounts or any accounts used by the Owner for remittance purposes are located, are authorized or obligated by law, regulation or executive order to remain closed.

     "Collection Account":  As defined in Section 3.03.
      ------------------

     "Corrected Mortgage Loan":  Any Mortgage Loan which is no longer a
      -----------------------
Specially Serviced Mortgage Loan pursuant to the second sentence of the definition of "Specially Serviced Mortgage Loan".

     "Determination Date":  The 12th day (or if such day is not a Business Day,
      ------------------
the Business Day immediately preceding such day) of the month, beginning on August 12, 1998.

     "Disposition Fee": In connection with the sale of any Specially Serviced
      ---------------
Mortgage Loan or REO Property pursuant to Section 3.10, the fee payable to the Servicer in amount equal to the product of (x) the related Net Liquidation Proceeds and (y) 1.00%; provided, however, that such fee shall not exceed
                        --------  -------
$100,000 for each Mortgage Loan.

     "Eligible Account":  Either:  (i) an account maintained with NationsBank,
      ----------------
N.A. or PNC Bank, National Association, or (ii) an account maintained with a depository institution or trust company which has been approved by the Owner in writing.

     "Environmental Laws":  Any environmental law, ordinance, rule, regulation
      ------------------
or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. (S)(S) 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)(S) 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. (S)(S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.) and the regulations promulgated pursuant thereto.

     "Escrow Account":  As defined in Section 3.02.
      --------------

     "Escrow Payment":  Any payment received by the Servicer for the account of
      --------------
the Borrowers for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, and similar items in respect of the related Mortgaged Property.

     "Event of Default": As defined in Section 7.02.
      ----------------

     "Loan Servicing":  As defined in Section 3.01.
      --------------

     "Monthly Payment":  With respect to any Mortgage Loan, the scheduled
      ---------------
monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Mortgage Loan which is payable by a Borrower on the due date under the related Note.

     "Mortgage":  With respect to each Mortgage Loan, the mortgage, deed of
      --------
trust or other instrument securing the related Note, which creates a lien on the real property securing such Note.

     "Mortgage Loan":  Each of the mortgage loans identified on the Mortgage
      -------------
Loan Schedule.

     "Mortgage Loan Documents": With respect to each Mortgage Loan, the related
      -----------------------
Note, the related Mortgage and any and all other documents executed and delivered in connection with the origination or subsequent modification of such Mortgage Loan.

     "Mortgage Loan Schedule":  A schedule of certain mortgage loans owned and
      ----------------------
held by the Owner which sets forth information with respect to such mortgage loans, as amended from time to time by the parties. An initial Mortgage Loan Schedule shall be attached hereto as Exhibit "A".

     "Mortgaged Property":  The real property and improvements thereon securing
      ------------------
repayment of the debt evidenced by the related Note. Such term shall also include any REO Property.

     "Net Liquidation Proceeds":  The amount of proceeds received in connection
      ------------------------
with the liquidation or sale of any Specially Serviced Mortgage Loan or REO Property net of the amount of any liquidation expenses (including, without limitation, legal fees and expenses, brokerage commissions and conveyance taxes) incurred with respect to such liquidation or sale.

     "Note":  With respect to any Mortgage Loan, the promissory note or other
      ----
evidence of indebtedness or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan.

     "Owner":  With respect to any Mortgage Loan, either (i) IMPAC Commercial
      -----
Holdings, Inc. if such entity is the owner and holder of such Mortgage Loan, or
(ii) IMPAC Commercial Capital Corporation if such entity is the owner and holder of such Mortgage Loan, as the same may be identified in the Mortgage Loan Schedule.

     "Permitted Investments":  Any one or more of the following obligations or
      ---------------------
securities having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

          (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

          (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by any Rating Agency as an investment of funds backing securities rated "AAA" (or such comparable rating);

          (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully insured by the Federal Deposit Insurance Corporation, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by any Rating Agency;

          (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating available for such securities by any Rating Agency;

          (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by any Rating Agency in its highest short-term unsecured debt rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by any such Rating Agency in its highest long-term unsecured debt rating category;

          (vi) guaranteed reinvestment agreements issued by bank, insurance company or other corporation rated in one of the two highest long-term unsecured debt rating levels available to such issuers by any Rating Agency at the time of such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

          (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) described in clause (iii) above;

          (viii) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated by any Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

          (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been approved in writing by the Owner as Permitted Investments with respect to this definition; and

          (x) such other obligations as are acceptable as Permitted Investments to the Owner.

     "Person":  Any individual, corporation, limited liability company,
      ------
partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Qualified Affiliate":  Any Person (a) that is organized and doing business
      -------------------
under the laws of any state of the United States or the District of Columbia,
(b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer.

     "Rating Agency":  Each of Standard & Poor's Ratings Services, a division of
      -------------
McGraw-Hill, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc., Duff and Phelps Credit Rating Co., or any other nationally recognized statistical rating agency.

     "Remittance Date":  With respect to each Determination Date, the date which
      ---------------
is five (5) Business Days after such Determination Date.

     "REO Account":  As defined in Section 3.11(a).
      -----------

     "REO Mortgage Loan":  A Mortgage Loan deemed for the purposes hereof to be
      -----------------
outstanding with respect to each REO Property, as more particularly described in
Section 3.09(b).

     "REO Property":  A Mortgaged Property acquired by the Servicer on behalf of
      ------------
the Owner through foreclosure or by deed in lieu of foreclosure.

     "Responsible Officer":  Any officer or employee of the Owner or the
      -------------------
Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

     "Securitization": One or more transactions involving the issuance of
      --------------
certificates, bonds or other equity or debt instruments which are rated by one or more of the Rating Agencies and are collateralized by or evidence interests in a pool of one or more commercial mortgage loans that includes any or all of the Mortgage Loans.

     "Servicer":  Midland Loan Services, Inc., a Delaware corporation, or any
      --------
successor Servicer as herein provided.

     "Servicing Expenses":  All customary, reasonable and necessary out-of-
      ------------------
pocket costs and expenses paid or incurred in connection with the Servicer's obligations hereunder or in connection with any Special Services to be performed by the Servicer pursuant to Section 3.01, including without limitation:

          (a)  real estate taxes, assessments and similar charges;

          (b)  insurance premiums;

          (c) any expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

          (d) any cost or expense necessary in order to maintain or release the lien on each Mortgaged Property and related collateral, including any mortgage registration taxes, release fees, or recording or filing fees;

          (e) customary expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against Borrowers and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

          (f) subject to Section 3.07, costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;

          (g) customary expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

          (h) costs and expenses related to travel and lodging, subject to
          Section 3.07 with respect to property inspections; and

          (i) any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of the Mortgage Loans or related Mortgaged Properties, the maintenance, leasing, operation, management and sale of the REO Properties, and the performance of Loan Servicing by the Servicer under this Agreement.

Notwithstanding the foregoing, Servicing Expenses shall not be deemed to include costs and expenses incurred by the Servicer in the performance of its Loan Servicing obligations hereunder that are in the nature of internal costs or fixed overhead of the Servicer (including, without limitation, costs and expenses relating to data processing, computer and telephone systems, office space, equipment and supplies, and employee salaries and related expenses), which shall be borne solely by the Servicer.

     "Servicing Fee":  With respect to each Mortgage Loan, an amount equal to
      -------------
the product of (a) the related Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, as calculated in accordance with
Section 5.01.

     "Servicing Fee Rate":  A rate equal to (a) 0.10% (10 basis points) for
      ------------------
those Mortgage Loans with an original principal balance of less than $2,000,000, and (b) 0.05% (5 basis points) for those Mortgage Loans with an original principal balance greater than or equal to $2,000,000, but less than or equal to $10,000,000. Notwithstanding the foregoing, for those Mortgage Loans which have multiple properties which are cross-collateralized and cross-defaulted with other mortgage loans or having lockbox or cash management arrangements, or for Mortgage Loans with an original principal balance greater than $10,000,000.00, the Servicing Fee Rate in any such event shall be negotiated in good faith by the parties hereto on a case-by-case basis.

     "Servicing File":  With respect to each Mortgage Loan, (i) all Mortgage
      --------------
Loan Documents, (ii) to the extent not included as a Mortgage Loan Document, the documents, information and records set forth in the file listing attached hereto as Exhibit "B", and (iii) any additional documents or information related thereto maintained or created by the Servicer.

     "Servicing Transfer Date":  With respect to each Mortgage Loan, the date of
      -----------------------
delivery by Owner to the Servicer of the related Servicing File

     "Specially Serviced Mortgage Loan":  Any Mortgage Loan with respect to
      --------------------------------
which:

          (a) the related Borrower is at least two months delinquent (without giving effect to any grace periods permitted by the related Mortgage Loan Documents) in the payment of a Monthly Payment;

          (b) the related Borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

          (c) the Servicer has received notice that the related Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, or has admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

          (d) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien (other than the Mortgage Loan) on the related Mortgaged Property;

          (e) a default of which the Servicer has notice (other than a failure by the related Borrower to pay principal or interest) and which materially and adversely affects the interests of the Owner has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan; or

          (f) the related Borrower has failed to make a balloon payment as and when due and such default has not been cured within 30 days after such due date;

provided, however, that with respect to the circumstances described in clauses
--------  -------
(b), (d) and (e), the Servicer has received written confirmation from the Owner that such Mortgage Loan shall be a Specially Serviced Mortgage Loan. To the extent no other circumstances identified in clauses (a) through (f) above exist that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

          (i) with respect to the circumstances described in clauses (a) or (f) above, when the related Borrower has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (f), pursuant to any work-out of the Mortgage Loan) and thereafter made three consecutive full and timely Monthly Payments (including pursuant to such workout); or

          (ii) with respect to the circumstances described in clauses (b), (c),
          (d) and (e) above, when such circumstances cease to exist or such default is cured, as applicable, in the good faith judgment of the Servicer (as confirmed in writing by the Owner).

     "Special Servicing Fee":  With respect to each Specially Serviced Mortgage
      ---------------------
Loan or REO Mortgage Loan, an amount equal to the product of (a) the related Special Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, as calculated in accordance with Section 5.01.

     "Special Servicing Fee Rate":  A rate equal to (a) 0.25% (25 basis points)
      --------------------------
for those Specially Serviced Mortgage Loans with a current principal balance greater than or equal to $2,000,000 and (b) 0.35% (35 basis points) for those Specially Serviced Mortgage Loans with a current principal balance less than $2,000,000.

     "Termination Fee":  Subject to Section 8.01, an amount equal to the excess
      ---------------
of (i) the product of (a) the Servicing Fees payable to the Servicer with respect to the related Mortgage Loans during the month in which the effective date of termination occurs and (b) six, over (ii) the amount of Servicing Fees with respect to such Mortgage Loans received by the Servicer through such effective date of termination.

     "Workout Fee":  In connection with the curing of any event of default under
      -----------
any Specially Serviced Mortgage Loan through a modification, restructuring or work-out of such Mortgage Loan effected by the Servicer and evidenced by a writing executed by the related Borrower, the fee payable to the Servicer in an amount equal to the product of (x) the outstanding principal balance of such Mortgage Loan at the time such Mortgage Loan becomes a Corrected Mortgage Loan and (y) 0.50%; provided, however that such fee shall not exceed $50,000 for each
               --------  -------
Mortgage Loan.

                                  ARTICLE II.
                                  -----------

                      RETENTION AND AUTHORITY OF SERVICER

Section 2.01  Engagement; Servicing Standard.
              ------------------------------

     The Owner hereby engages the Servicer to perform, and the Servicer hereby agrees to perform, Loan Servicing with respect to each of the Mortgage Loans throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.

     The Servicer shall perform its services hereunder (a) in accordance with
(i) applicable laws, (ii) the terms and provisions of the Mortgage Loan Documents, (iii) the express terms hereof, and (iv) the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and (b) to the extent consistent with the foregoing requirements, in the same manner in which the Servicer services commercial mortgage loans for other third party portfolios of mortgage loans similar to the Mortgage Loans, but without regard to any relationship which the Servicer or any Affiliate of the Servicer may have with the related Borrower or any Affiliate of such Borrower or to the Servicer's right to receive compensation for its services hereunder. The servicing standards described in the preceding sentence are herein referred to as "Accepted Servicing Practices".
                       ----------------------------

Section 2.02  Subservicing.
              ------------

     The Servicer may subservice to any Person any of its Loan Servicing obligations hereunder only with the Owner's written consent or to the extent necessary for the Servicer to comply with any applicable laws, regulations, codes or ordinances relating to the Servicer's Loan Servicing obligations hereunder; provided, however, that the Servicer shall provide oversight and
           --------  -------
supervision with regard to the performance of all subcontracted services and any subservicing agreement shall be consistent with and subject to the provisions of this Agreement. Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Servicer of its obligations to the Owner hereunder. Notwithstanding any such subservicing agreement, the Servicer shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone was servicing the related Mortgage Loans in accordance with the terms of this Agreement. The Servicer shall be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer's compensation hereunder is sufficient to pay such fees.

Section 2.03  Authority of the Servicer.
              -------------------------

     (a) In performing its Loan Servicing obligations hereunder, the Servicer shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Loan Servicing that it deems necessary or appropriate. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner when the Servicer deems it appropriate in its best judgment, to execute and deliver, on behalf of the Owner, (a) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage on the related Mortgaged Property and any other related collateral; and (b) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Mortgage Loans; provided, however, that the Servicer shall notify the Owner in
                --------  -------
writing prior to entering into material discussions with the related Borrower with respect to any such instrument referred to in clause (b) above, and, except in connection with any payment in full of any Mortgage Loan, shall proceed with such course of action only upon receipt of the Owner's written approval thereof. The Owner agrees to cooperate with the Servicer by either executing and delivering to the Servicer from time to time (i) powers of attorney evidencing the Servicer's authority and power under this Section, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer to enable the Servicer to carry out its Loan Servicing obligations hereunder.

     (b) In the performance of its Loan Servicing obligations hereunder, the Servicer shall take any action that is directed by the Owner which relates to the Servicer's Loan Servicing obligations under this Agreement; provided,
                                                                --------
however, that the Servicer shall not be obligated to take, or to refrain from
-------
taking, any action which the Owner requests that the Servicer take or refrain from taking to the extent that the Servicer determines in its reasonable and good faith judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan, Borrower, Mortgaged Property or REO Property; or (ii) may cause a violation of any provision of a Mortgage Loan Document.

                                 ARTICLE III.
                                 ------------

                            SERVICES TO BE PERFORMED

Section 3.01  Services as Loan Servicer.
              -------------------------

     The Servicer hereby agrees to serve as the loan servicer with respect to each of the Mortgage Loans and to perform Loan Servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, "Loan Servicing"
                                                            --------------
shall mean those services pertaining to the Mortgage Loans which, applying Accepted Servicing Practices, are required hereunder to be performed by the Servicer, and which shall include:

          (i) reviewing all available documents pertaining to the Mortgage Loans, organizing, administering and maintaining the Servicing Files, and inputting all relevant information into the Servicer's loan servicing computer system;

          (ii) preparing and filing or recording all financing statements, continuation statements and other documents or instruments and taking such other action necessary to maintain the lien of any Mortgage on the related Mortgaged Property;

          (iii) monitoring each Borrower's maintenance of insurance coverage on each Mortgaged Property as required by the related Mortgage Loan Documents and causing to be maintained adequate insurance coverage on each Mortgaged Property in accordance with Section 3.05;

          (iv) monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for each Mortgaged Property in accordance with Section 3.02;

          (v) preparing and delivering all reports and information required hereunder;

          (vi) procuring and supervising the services of third parties (other than subservicers pursuant to Section 2.02) necessary or appropriate in connection with the servicing of the Mortgage Loans by the Servicer;

          (vii) performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;

          (viii) monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Mortgage Loan Documents;

          (ix) notifying all Borrowers of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to the Mortgage Loans;

          (x) administering any requests for assumptions of a Mortgage Loan or transfers of ownership of or placement of subordinate financing on a Mortgaged Property in accordance with Section 3.08;

          (xi) commencing on behalf of the Owner any litigation or proceeding relating to the foreclosure or other realization upon the collateral under any of the Mortgage Loans, and retaining legal counsel in connection therewith, all in accordance with Section 3.09.

          (xii) selling or disposing of each Specially Serviced Mortgage Loan or REO Property in accordance with Section 3.10;

          (xiii) managing and operating each REO Property in accordance with
          Section 3.11;

          (xiv) administering any proposals for modifications, waivers, amendments or consents with respect to any term of a Mortgage Loan in accordance with Section 3.12.

     Notwithstanding anything herein to the contrary, the Servicer shall not be required to undertake any lease approvals, loan modifications, workouts or restructuring, loan assumptions or substitutions, processing partial releases of collateral or subordinate financing requests, provided, however, that the
                                              --------  -------
Servicer shall be responsible for acting as the intermediary between the Borrower and the Owner with respect to (x) processing Borrower requests for consents to actions and (y) the administration of the terms and provisions of the Mortgage Loan Documents, which includes, without limitation, collecting, organizing and forwarding to the Owner any documents in the possession of the Servicer which relate to the Servicer's obligation to act as such intermediary; and provided, further, that, subject to the above proviso, the Owner shall be
    --------  -------
responsible for taking any actions regarding such Borrower requests and, therefore, shall be entitled to retain any modification fees, extension fees, assumption fees, and similar processing fees received from or on behalf of any Borrower unless and until the Owner elects to engage the Servicer to perform such services pursuant to Sections 3.08 and 3.12.

     When determined to be appropriate by the Owner in accordance with such reasonable policies, procedures and limitations as the parties may agree upon from time to time, all notices, correspondence and any other communication from or by the Servicer with the Borrowers shall be in the name of the Owner, provided, however, that the foregoing requirement shall not be applicable to any
--------  -------
Loan Servicing duties relating to any Specially Serviced Mortgage Loan or REO Property. The Owner shall provide the Servicer with specifications for lettering and symbols, including letterhead, to be used in any correspondence on other communication to be given by the Servicer in the name of the Owner as provided for herein, subject to the proviso in the second preceding sentence. At the written request of the Owner, the Servicer shall maintain a dedicated "800" telephone line for exclusive use with respect to Mortgage Loans, which telephone shall be answered in the name of the Owner.

Section 3.02  Escrow Accounts; Collection of Taxes, Assessments and Similar
              -------------------------------------------------------------
              Items.
              -----

     (a) With respect to the Mortgage Loans described in the Mortgage Loan Schedule, and subject to and as required by the terms of the related Mortgage Loan Documents, the Servicer shall establish and maintain one or more Eligible Accounts (each, an "Escrow Account") into which any or all Escrow Payments shall
                    --------------
be deposited promptly after receipt and identification. Escrow Accounts shall be denominated "Midland Loan Services, Inc. in Trust for IMPAC Commercial

Capital Corporation and Various Borrowers" or in such other manner as the Owner prescribes. The Servicer shall notify the Owner in writing of the location and account number of each Escrow Account it establishes and shall notify the Owner prior to any change thereof. Withdrawals of amounts from an Escrow Account may be made, subject to any express provisions to the contrary herein, applicable laws, and to the terms of the related Mortgage Loan Documents governing the use of the Escrow Payments, only: (i) to effect payment of taxes, assessments, insurance premiums, ground rents and other items required or permitted to be paid from escrow; (ii) to refund to the Borrowers any sums determined to be in excess of the amounts required to be deposited therein; (iii) to pay interest, if required under the Mortgage Loan Documents, to the Borrowers on balances in the Escrow Accounts; (iv) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04;
(v) to apply funds to the indebtedness of the Mortgage Loan in accordance with the terms thereof; (vi) to reimburse the Owner for any Servicing Expense for which Escrow Payments should have been made by the Borrowers, but only from amounts received on the Mortgage Loan which represent late collections of Escrow Payments thereunder; (vii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (viii) to clear and terminate the Escrow Accounts at the termination of this Agreement.

     (b) The Servicer shall maintain accurate records with respect to each Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available). To the extent that the related Mortgage Loan Documents require Escrow Payments to be made by a Borrower, the Servicer shall use Best Efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by the Borrower pursuant to the terms of the Mortgage Loan and deposited in the related Escrow Account by the Servicer. To the extent that the Mortgage Loan does not require a Borrower to make Escrow Payments, the Servicer shall use its Best Efforts to require that any such payment be made by the Borrowers prior to the applicable penalty or termination date. Subject to
Section 3.05 with respect to the payment of insurance premiums, if a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item when due, the amount of any shortfall shall be paid by the Servicer as a Servicing Expense, provided that the Servicer has consulted with the Owner regarding the timing for payment of taxes, assessments and other similar items.

Section 3.03  Collection Accounts.
              -------------------

     (a) With respect to the Mortgage Loans, the Servicer shall establish and maintain one or more Eligible Accounts (each, a "Collection Account") for the
                                                 ------------------
benefit of the Owner for the purposes set forth herein. Collection Accounts shall be denominated "Midland Loan Services, Inc. in Trust for IMPAC Commercial Capital Corporation" or in such other manner as the Owner prescribes. The Servicer shall deposit into the Collection Accounts within one (1) Business Day after receipt all payments and collections received by it on or after the date hereof with respect to the Mortgage Loans, other than payments and collections with respect to any REO Property (which shall be deposited into the Collection Account from amounts withdrawn from the related REO Account pursuant to Section 3.11(a)), Escrow Payments or payments in the nature of Additional Servicing Compensation.

     (b) The Servicer shall make withdrawals from the Collection Accounts only as follows (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to withdraw any amount deposited in the Collection Accounts which was not required to be deposited therein;

          (ii) pursuant to Section 5.01, to pay to the Servicer the Servicing Fee, Special Servicing Fee, Workout Fee and Disposition Fee on each Remittance Date;

          (iii) pursuant to Section 5.02, to pay or reimburse the Servicer for any Servicing Expenses;

          (iv) to pay to the Servicer from time to time any interest or investment income earned on funds deposited in the Collection Accounts pursuant to Section 3.04;

          (v) to remit to the Owner on each Remittance Date, pursuant to wiring instructions from the Owner, all amounts on deposit in the Collection Accounts (that represent good funds) as of the close of business on the Determination Date, net of any withdrawals from the Collection Account pursuant to this Section; and

          (vi) to clear and terminate the Collection Accounts upon the termination of this Agreement.

Section 3.04  Permitted Investments.
              ---------------------

     The Servicer may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that such funds shall be either
                            --------  -------
(i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer shall be entitled to all income and gain realized from the investment of funds deposited in the Accounts. The Servicer shall deposit from its own funds in the applicable Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. Notwithstanding the foregoing, the Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the related Mortgage Loan Documents or applicable law permit the Borrower to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Borrower's written investment instructions, if the Mortgage Loan Documents or applicable law require such funds to be invested in accordance with the Borrower's direction; and (2) in accordance with the Owner's written investment instructions, if the Mortgage Loan Documents and applicable law do not permit the Borrower to direct the investment of such funds; provided, however, that in either event (i) such
                              --------  -------
funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions.

Section 3.05  Maintenance of Insurance Policies.
              ---------------------------------

     (a) The Servicer shall use its Best Efforts to cause the Borrower of each Mortgage Loan to maintain for each Mortgage Loan such insurance as is required to be maintained pursuant to the related Mortgage Loan Documents. If the Borrower fails to maintain such insurance, then the Servicer shall notify the Owner of such breach and, to the extent available at commercially reasonable rates, cause to be maintained (i) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the replacement cost of the improvements which are a part of the related Mortgaged Property and (ii) to the extent that the Mortgaged Property is located in a federally designated special flood hazard area, flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (y) the unpaid principal balance of the related Mortgage Loan or (z) the maximum amount of such insurance as is available for the related Mortgaged Property under the National Flood Insurance Act. After notifying the Owner pursuant to the second preceding sentence, the Servicer shall take such action as the Owner reasonably requests with respect to the maintenance of any other forms of insurance which are required to be maintained pursuant to the related Mortgage Loan Documents, except to the extent that such insurance is not available at commercially reasonable rates or the Owner, as mortgagee, does not have an insurable interest. The Servicer shall, to the extent available at commercially reasonable rates, maintain for each REO Property no less insurance coverage than was previously required with respect to the related Mortgaged Property or as may be required at any time by the Owner in writing. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Owner, and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the insurance policies which the Servicer is required to maintain pursuant to this Section shall be paid by the Servicer as a Servicing Expense.

     (b) The Servicer may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy, the cost of which shall be paid by the Servicer as a Servicing Expense, provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is then covered thereby, which shall be paid by the Servicer). Such master force placed insurance policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Collection Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Mortgage Loan Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with Accepted Servicing Practices.

     (c) The Servicer shall maintain at its own expense a fidelity bond in form and amount that is consistent with Accepted Servicing Practices. In addition, the Servicer shall keep in force, at its own expense during the term of this Agreement, a policy or policies of insurance in form and amounts that are consistent with Accepted Servicing Practices, covering loss occasioned by the errors and omissions of the Servicer's officers and employees in connection with its obligations hereunder.

Section 3.06  Delivery and Possession of Servicing Files.
              ------------------------------------------

     On or before the related Servicing Transfer Date, the Owner shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Mortgage Loan; and (ii) the amounts, if any, received by the Owner representing Escrow Payments previously made by the Borrowers. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments for the Mortgage Loans and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof; the Servicer's possession of the contents of each Servicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Owner, and upon request of the Owner, the Servicer shall deliver to the Owner the Servicing File or a copy of any document contained therein; provided,
                                                                      --------
however, that if the Servicer is unable to perform its Loan Servicing
-------
obligations with respect to the related Mortgage Loan after any such release or delivery of the Servicing File, then the Servicer's responsibilities for Loan Servicing with respect to such Mortgage Loan may be terminated immediately by the Servicer upon written notice to the Owner.

Section 3.07  Inspections.
              -----------

     The Servicer shall perform a physical inspection of each Mortgaged Property or REO Property at least annually for Mortgage Loans with outstanding principal balance of more than $1,000,000 and every other year for Mortgage Loans with an outstanding principal balance of less than or equal to $1,000,000 or if (a) the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, (b) the Owner requests such an inspection, or (c) the Servicer, with the approval of the Owner, determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Owner. The reasonable out-of-pocket expenses incurred by the Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid as a Servicing Expense; provided, however, that with
                                                --------  -------
respect to the annual (or every other year) inspection of any Mortgaged Property or the initial inspection of any Mortgaged property relating to any Specially Serviced Mortgage Loan, such expenses shall be borne by the Servicer.

Section 3.08  "Due-on-Sale" Clauses; Assumption Agreements.
               -------------------------------------------

     When any Borrower proposes to convey or encumber all or any portion of its interests in a Mortgaged Property, or if such conveyance or encumbrance has actually occurred, to the extent that the Servicer has actual knowledge of such conveyance or encumbrance, the Servicer shall immediately give notice thereof to the Owner and take such related actions as the Owner reasonably directs, including (i) waiving or enforcing any due-on-sale clause or due-on-encumbrance clause contained in the related Mortgage Loan Documents, to the extent permitted under the terms of the related Mortgage Loan Documents and applicable law, (ii) taking or entering into an assumption or substitution agreement from or with the Person to whom such Mortgaged Property has been or shall be conveyed, and (iii) releasing the original Borrower from liability upon the related Mortgage Loan and substituting the new Borrower as the obligor thereon.

     To the extent the Servicer is engaged by the Owner to perform analysis, processing and administrative functions in connection with any request by a Borrower to waive any such due-on-sale clause or due-on-encumbrance clause and/or to enter into any such assumption or substitution agreement, the Servicer may, as a condition to granting any such request require (to the extent permitted by applicable law) that such Borrower pay to it, as Additional Servicing Compensation, a reasonable and customary fee consistent with Accepted Servicing Practices in connection with such request, together with any related costs and expenses incurred by the Servicer; provided,
                                                                       --------
however, that in the event that the Borrower fails or is unable to pay any such
-------
costs and expenses, or the Owner directs the Servicer to waive any requirement that the Borrower pay any such costs or expenses, the same shall be paid by the Servicer as a Servicing Expense.

Section 3.09  Realization Upon Mortgaged Properties.
              -------------------------------------

     (a) Upon the failure of any Borrower to make any required payment of principal, interest or other amounts due under a Mortgage Loan, or otherwise to perform fully any material obligations under any of the related Mortgage Loan Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Owner in writing. As directed in writing by the Owner in each instance, the Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions under the related Mortgage Loan in preparation for the Owner to realize upon the underlying collateral. With respect to any Specially Serviced Mortgage Loan, the Servicer shall, as permitted under the provisions of the related Mortgage Loan Documents, and subject to the Owner's prior written consent, foreclose upon or otherwise comparably convert the ownership of the related Mortgaged Property. In connection with such foreclosure or other conversion, the Servicer shall, subject to the consent or direction of the Owner, follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Accepted Servicing Practices. All costs and expenses incurred by the Servicer in any such proceedings shall be paid by the Servicer as a Servicing Expense.

     (b) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its nominee, but in no event shall such deed or certificate be taken in the name of the Servicer. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held by the Owner until such time as the related REO Property shall be sold, transferred or conveyed by the Owner. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an outstanding Mortgage Loan, payments and collections with respect to the related REO Property received in any month (net of related expenses) shall be applied to amounts which would have been payable under the related Note in accordance with the terms of such Note.

     (c) Except as otherwise provided in written instructions delivered to the Servicer by the Owner, the Servicer shall not obtain title to any Mortgaged Property as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Owner would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of any Environmental Law, or a "discharger" or "responsible party" thereunder, unless the Servicer has also previously determined, based on a report prepared by a Person who regularly conducts environmental site assessments, that:

          (iii) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring such Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (iv) there are no circumstances present on such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Law, or that, if any such Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

     If the Servicer has so determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Owner to take any such actions, the Servicer shall notify the Owner of such proposed action. The Servicer shall take such action only if authorized by the Owner in writing. The costs of any such compliance, containment, clean-up or remediation shall be paid by the Servicer as a Servicing Expense.

     If the environmental assessment first obtained by the Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable Environmental Laws or that Hazardous Materials may be present but does not definitively establish such fact, the Servicer, subject to the Owner's prior written consent, shall cause such further environmental assessments to be conducted.

     (d) The environmental site assessments contemplated by Section 3.09(c) shall be prepared by any Person who is recommended by the Servicer and approved in writing by the Owner or such other Person as directed in writing by the Owner. The cost of preparation of any environmental assessment shall be paid by the Servicer as a Servicing Expense.

     (e) If the Servicer determines, pursuant to Section 3.09(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, then the Servicer shall take such action as directed in writing by the Owner, including, without limitation, releasing the lien of the related Mortgage with respect to the affected Mortgaged Property.

Section 3.10  Sale of Specially Serviced Mortgage Loans and REO Properties.
              ------------------------------------------------------------

     (a) With respect to any Specially Serviced Mortgage Loan or REO Property, when and if directed in writing by the Owner, the Servicer shall use its Best Efforts to sell to any Person (other than an Affiliate of the Servicer) such Specially Serviced Mortgage Loan or REO Property on commercially reasonable terms which are consistent with Accepted Servicing Practices; provided, however,
                                                              --------  -------
that any such sale must be approved in writing by the Owner.

     (b) Subject to Sections 3.10(a), the Servicer shall act on behalf of the Owner in negotiating and taking any such action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of any Specially Serviced Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Owner or the Servicer, (except that any contract of sale and conveyance documents may contain customary warranties of title and condition). The Net Liquidation Proceeds (after deduction of the Disposition Fee) shall be promptly deposited by the Servicer in the related Collection Account.

Section 3.11  Management of REO Property.
              --------------------------

     (a) Upon the acquisition by the Owner of any REO Property, the Servicer shall have full power and authority, subject to the specific requirements and prohibitions of this Agreement, to do or authorize to be done any and all things in connection therewith as are consistent with Accepted Servicing Practices, all on terms and for such period as the Servicer deems to be in the best economic interest of the Owner. The Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property one or more Eligible Accounts (each, an "REO Account") for the
                                                      -----------
purposes set forth herein. REO Accounts shall be Eligible Accounts and shall be denominated "Midland Loan Services, Inc. in Trust for IMPAC Commercial Capital Corporation" or in such other manner as the Owner prescribes. The Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account pursuant to Section 3.04. In connection therewith, the Servicer shall deposit or cause to be deposited in the REO Account on a daily basis within one (1) Business Day after receipt all revenues received by it with respect to any REO Property (except for any Net Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper maintenance, leasing, operation, management and sale of any REO Property, including:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon;

          (iii) all ground rental payments, if applicable, with respect to such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, operate, manage and sell such REO Property, including the management fee payable to the property manager engaged by Servicer pursuant to
          Section 3.11(b).

     To the extent that amounts on deposit in any REO Account are insufficient for the purposes set forth above, the Servicer shall pay the amount of such shortfall as a Servicing Expense. The Servicer shall withdraw from each REO Account and deposit into the related Collection Account on a monthly basis on or prior to the related Remittance Date the income, net of expenses, received or collected from each REO Property; provided, however, that the Servicer may
                                  --------  -------
retain in each REO Account funds sufficient for the payment of the items set forth in clauses (i) through (iv) above, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses.

     (b) The Servicer may contract with any Person as a property manager for the operation and management of any REO Property; provided, however, that:
                                                  --------  -------

          (i) the terms and conditions of any such contract shall not be inconsistent herewith and the Owner has provided its written consent (which shall not be unreasonably withheld) with respect to such property manager;

          (ii) none of the provisions of this Section relating to any such contract or to actions taken through any such Person shall be deemed to relieve the Servicer of any of its duties and obligations to the Owner with respect to the operation and management of such REO Property; and

          (iii) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Section 3.12  Modifications, Waivers, Amendments and Consents.
              -----------------------------------------------

     (a) When any Borrower proposes any modification, waiver or amendment of any term of any Mortgage Loan or requests any consents related thereto, the Servicer shall immediately give notice thereof to the Owner and take such related actions as the Owner reasonably directs, except with respect to any Borrower proposal or request which involves any required payment from the Borrower in the nature of Additional Servicing Compensation to which the Servicer is properly entitled. All modifications, waivers or amendments of any Mortgage Loan or consents related thereto shall be in writing.

     (b) To the extent the Servicer is engaged by the Owner to perform analysis, processing and administrative functions in connection with any request by a Borrower for any consent, modification, waiver or amendment the Servicer may, as a condition to granting any such request require (to the extent permitted by applicable law) that such Borrower pay to it, as Additional Servicing Compensation, a reasonable and customary fee consistent with Accepted Servicing Practices in connection with such request, together with any related costs and expenses incurred by the Servicer; provided, however, that in the
                                             --------  -------
event that the Borrower fails or is unable to pay any such costs and expenses, or the Owner directs the Servicer to waive any requirement that the Borrower pay any such costs or expenses, the same shall be paid by the Servicer as a Servicing Expense.

                                  ARTICLE IV.
                                  -----------

                             STATEMENTS AND REPORTS

Section 4.01  Reporting by the Servicer.
              -------------------------

     (a) On or before each Remittance Date, the Servicer shall render to the Owner a report reflecting activity with respect to the Mortgage Loans as of the close of business on the preceding Determination Date (or, in the case of the first Remittance Date, the Servicing Transfer Date) in a format and containing such information as the Owner shall reasonably require. Such report shall be made available in both written and electronic format.

     (b) Each year beginning in the calendar year which immediately succeeds the year hereof, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the annual information returns with respect to each Borrower's debt service payments under the Mortgage Loans as required by Sections 6050J and 6050H, respectively, of the Internal Revenue Code and the rules and regulations promulgated thereunder, as amended.

     (c) Not later than twenty days after each Remittance Date, the Servicer shall forward to the Owner a statement, setting forth the status of the Accounts as of the close of business on such Remittance Date showing, for the period from the preceding Remittance Date (or, in the case of the first Remittance Date, the Servicing Transfer Date) to such Remittance Date, the aggregate of deposits into and withdrawals from the Accounts.

     (d) The Servicer will provide the Owner with on-line telephone access to all information with respect to the Mortgage Loans which is available through the Servicer's Loan Inquiry Facility, Loans On-Line Administration System, or Loan Portfolio Analysis System, or any successor facility or system, as applicable, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.

     (e) The Servicer shall use its Best Efforts to promptly collect from each Borrower (and forward on to the Owner) the property operating statements, rent rolls, financial statements and other financial reports which are required to be delivered by the Borrower pursuant to the related Mortgage Loan Documents. The Servicer shall promptly (i) review and analyze such items as may be collected;
(ii) prepare written reports based on such analysis; and (iii) deliver copies of such written reports to the Owner.

     (f) The Servicer shall provide the Owner with any summary reports prepared by any Rating Agency with respect to the Servicer's ranking by such Rating Agency.

                                  ARTICLE V.
                                  ----------

                      SERVICER'S COMPENSATION AND EXPENSES

Section 5.01  Servicing Compensation.
              ----------------------

     As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any calendar month or part thereof. Such Servicing Fee shall be payable monthly on the Remittance Date and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan is computed. The Servicer may pay itself the Servicing Fee on each Remittance Date from amounts on deposit in the related Collection Account.

     As further compensation for its activities hereunder, the Servicer shall be entitled to retain any payments or collections received by it which are in the nature of Additional Servicing Compensation.

     As compensation for its special servicing activities hereunder, the Servicer shall be entitled to the Special Servicing Fee for each Specially Serviced Mortgage Loan or REO Property remaining subject to this Agreement during any calendar month or part thereof. Such Special Servicing Fee shall be payable monthly on the Remittance Date and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan is computed. The Servicer may pay itself the Special Servicing Fee on each Remittance Date from amounts on deposit in the related Collection Account. The Servicer shall not be entitled to the Servicing Fee for any Mortgage Loan in the event the Servicer is entitled to receive the Special Servicing Fee for such Mortgage Loan.

     In addition to the other servicing compensation provided for in this Agreement, and not in lieu thereof, the Servicer shall be entitled to (i) the Disposition Fee, which shall be payable out of Net Liquidation Proceeds prior to the deposit of Net Liquidation Proceeds into the Collection Account; and (ii) the Workout Fee, 50% of which shall be payable as an initial installment from amounts on deposit in the related Collection Account on the date that the related Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan, and the remaining 50% of which shall be payable as a second installment in the same manner after the expiration of any consecutive six month period during which the related Mortgage

Loan has not become 30 days delinquent in the payment of any Monthly Payment or has not otherwise become a Specially Serviced Mortgage Loan. The Servicer may earn the Workout Fee only once with respect to any Mortgage Loan.

     To the extent that amounts on deposit in the Collection Account are insufficient for the payment of the Servicing Fee, Special Servicing Fee or Workout Fee, the Owner shall pay any such shortfall to the Servicer within ten
(10) Business Days after the Owner's receipt of an itemized invoice therefor.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02  Servicing Expenses.
              ------------------

     Notwithstanding any other provision hereof, the Servicer shall obtain the written approval of the Owner prior to incurring any Servicing Expense that is over $5,000.00 per item, except for any Servicing Expense which is (i) incurred by the Servicer pursuant to Sections 3.02(b) or 3.05 or (ii) made for any purposes other than those described in item (i) above, and is not over $25,000.00 and is made in an emergency situation to preserve and protect the Mortgaged Property or the safety of the public in connection with such Mortgaged Property.

     The Servicer may cause any Servicing Expenses to be paid directly from the related Collection Account. The Servicer shall have no obligation to advance its own funds for the payment of any Servicing Expenses. The Servicer may, at its option, make advances from its own funds with respect to the payment of such expenses, in which event the Servicer shall be reimbursed for such advances from the related Collection Account. In the event that there are insufficient funds in the related Collection Account to permit the payment of Servicing Expenses or to permit the Servicer to reimburse itself for such advances, the Owner shall deposit the necessary funds in the related Collection Account or reimburse the Servicer, as the case may be, for all incurred Servicing Expenses, with interest thereon at the Advance Rate, within ten Business Days after the Owner's receipt of an itemized invoice therefor. If the Servicer has provided such an invoice to the Owner, and funds are subsequently deposited into the related Collection Account from sources other than the Owner, the Servicer may pay such expenses or reimburse itself for such advances from the related Collection Account, in which event the Servicer shall promptly (i) notify the Owner of such payment or reimbursement and (ii) amend or cancel, as the case may be, such invoice.

                                  ARTICLE VI.
                                  -----------

                           THE SERVICER AND THE OWNER

Section 6.01  Servicer Not to Assign; Merger or Consolidation of the Servicer.
              ---------------------------------------------------------------

     (a) Except as otherwise provided for in this Section or in Section 2.02, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Owner; provided,
                                                                   --------
however, that the Servicer may assign this Agreement to a Qualified Affiliate
-------
without the written consent of the Owner.

     (b) The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business shall be the successor of the Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer hereunder. The Servicer shall provide written notice to the Owner of any such merger, consolidation, or transfer.

Section 6.02  Liability and Indemnification of the Servicer and the Owner.
              -----------------------------------------------------------

     Neither the Servicer nor its Affiliates nor any of the directors, officers, employees or agents thereof shall be under any liability to the Owner or any third party for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any
--------  -------
such Person against any liability which would otherwise be imposed on the Servicer or any such Person by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Owner against any loss, liability or expense incurred, including reasonable attorneys' fees, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, the Servicer's performance hereunder, or any specific action which the Owner authorized or requested the Servicer to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith, negligence or breach of the Servicer's representations and warranties set forth in Section 7.01. Notwithstanding the exception set forth in the preceding sentence, in the event that the Servicer sustains any loss, liability or expense by reason of such exception and which results from any overcharges to Borrowers under the Mortgage Loans, to the extent that such overcharges were collected by the Servicer and remitted to the Owner, the Owner shall promptly remit such overcharge to the related Borrower after the Owner's receipt of written notice from the Servicer regarding such overcharge.

     The Owner and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer against any loss, liability or expense incurred, including reasonable attorneys' fees, by reason of (i) the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or the failure of the Servicer to perform its duties hereunder in accordance with this Agreement or (ii) a breach of the Servicer's representations and warranties set forth in Section 7.01.

         The provisions of this Section shall survive any termination of the rights and obligations of the Servicer hereunder.

                                  ARTICLE VII.
                                  ------------

                    REPRESENTATIONS AND WARRANTIES; DEFAULT

Section 7.01   Representations and Warranties.
               ------------------------------

     (a) The Servicer hereby makes the following representations and warranties to the Owner:

          (i)  Due Organization, Qualification and Authority.  The Servicer is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (ii) No Conflicts.  Neither the execution and delivery of this
               ------------
Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of incorporation, as amended, or bylaws, as amended, or any agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration under any of the foregoing; (ii) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impair the ability of the Owner to realize on the Mortgage Loans;

          (iii) No Litigation Pending.  There is no action, suit, or proceeding
                ---------------------
pending or to Servicer's knowledge threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

          (iv)  No Consent Required. No consent, approval, authorization or
                -------------------
order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (i) the Servicer's execution and delivery of, this Agreement, or (ii) the consummation of the transactions contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

     (b) The Owner hereby makes the following representations and warranties to the Servicer:

     Due Authority. The Owner has the full power, authority and legal right to
     -------------
execute and deliver this Agreement and to perform in accordance herewith; the Owner has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Owner is the owner and the holder of the Mortgage Loans and has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Owner, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 7.02  Events of Default.
              -----------------

     "Event of Default", wherever used herein, means any one of the following events:

     (a) any failure by the Servicer to remit to the Owner any payment required to be so remitted by the Servicer under the terms of this Agreement when and as due which continues unremedied by the Servicer for a period of two (2) Business Days after the date on which such remittance was due; or

     (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or any representation or warranty set forth by the Servicer in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or Mortgaged Property or the priority of the lien on any Mortgaged Property or the interest of the Owner therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Owner (or such extended period of time reasonably approved by the Owner provided that the Servicer is diligently proceeding in good faith to cure such failure or breach); or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer, and such decree or order shall remain in force undischarged or unstayed for a period of 60 days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as an Event of Default shall not have been remedied, the Owner may, by notice in writing to the Servicer, in addition to whatever rights the Owner may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Owner incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination
                                    --------  -------
shall be without prejudice to any rights of the Servicer relating to the payment of its Servicing Fees, Special Servicing Fees, Disposition Fees, Workout Fees, Additional Servicing Compensation and the reimbursement of any Servicing Expenses which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Servicer of such written notice of termination from the Owner, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Owner, and the Servicer agrees to cooperate with the Owner in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.

     The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                 ARTICLE VIII.
                                 -------------

                    TERMINATION; TRANSFER OF MORTGAGE LOANS

Section 8.01  Termination of Agreement.
              ------------------------

     (a) This Agreement may be terminated by the Owner (v) without cause, upon sixty (60) days written notice to the Servicer, provided that the effective date of such termination shall be at least 42 months after the date hereof, (w) without cause, upon thirty (30) days written notice to the Servicer with respect to any Loan Servicing duties relating to any Specially Serviced Mortgage Loan or REO Property, (x) for cause with respect to any or all of the Mortgage Loans pursuant to Section 7.02, (y) without cause with respect to any or all of the Mortgage Loans, within 30 days after receipt of notice from the Servicer under
Section 6.01(b) if the Owner does not approve of the successor servicer, or (z) without cause with respect to any or all of the Mortgage Loans, if the servicer ranking of the Servicer by any Rating Agency shall be downgraded to "Unacceptable" or less than "Above Average", as applicable. This Agreement may be terminated by the Servicer with respect to the Mortgage Loans, without cause, upon ninety (90) days written notice to the Owner.

     (b) Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Owner or the Servicer which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Owner or such other Person designated by the Owner, net of accrued Servicing Fees, Special Servicing Fees, Disposition Fees, Workout Fees Additional Servicing Compensation and Servicing Expenses through the termination date to which the Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the Owner or to Persons designated by the Owner; and (iii) fully cooperate with the Owner and any new servicer to effectuate an orderly transition of Loan Servicing of the related Mortgage Loans. Upon such termination, any Servicing Fees, Additional Servicing Compensation and Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer has netted out such amounts pursuant to the preceding sentence shall be remitted by the Owner to the Servicer within ten
(10) Business Days after the Owner's receipt of an itemized invoice therefor.

     (c) With respect to a termination of this Agreement by the Owner without cause as to any or all of the Mortgage Loans pursuant to clause (v) of Section 8.01(a), the Owner shall pay the Termination Fee to the Servicer within ten (10) Business Days after the effective date of such termination.

Section 8.02  Transfer of Mortgage Loans; Securitization.
              ------------------------------------------

     (a) The Servicer acknowledges that any or all of the Mortgage Loans may be sold, transferred, assigned or otherwise conveyed by the Owner to any third party without the consent or approval of the Servicer. Any such transfer shall constitute a termination of this Agreement with respect to such Mortgage Loans, subject to Section 8.02(c).

     (b) Until the Servicer receives written notice from the Owner of the sale, transfer, assignment or conveyance of one or more Mortgage Loans, the Owner shall be presumed to be the owner and holder of such Mortgage Loans, the Servicer shall continue to earn Servicing Fees and Additional Servicing Compensation with respect to such Mortgage Loans and the Servicer shall continue to remit payments and other collections in respect of such Mortgage Loans to the Owner pursuant to the terms and provisions hereof.

     (c) In the event any Mortgage Loan is sold, transferred, assigned or otherwise conveyed by the Owner to any third party in connection with a Securitization or other transaction, the Owner agrees to appoint or cause the appointment of the Servicer as the master and primary servicer of the related Mortgage Loans in accordance with a new servicing agreement to be negotiated in good faith by the Servicer and the other parties thereto, which new servicing agreement shall require the Servicer to perform substantially the same performing loan duties and obligations with respect to the related Mortgage Loans as the Servicer is required to perform hereunder; provided, however, that
                                                        --------  -------
(i) the Servicer shall be entitled to receive servicing compensation under such new servicing agreement that is not less than the performing loan servicing compensation that the Servicer is entitled to receive hereunder; (ii) with respect to any Securitization, the Servicer may be required under such new servicing agreement to make advances for delinquent Monthly Payments (but not for any balloon payments or default interest) and Servicing Expenses, provided that (x) the Servicer shall be reimbursed for any such advances made with interest thereon at the "Prime Rate" (as published from time to time in the "Money Rates" section of The Wall Street Journal), such reimbursement being
                         -----------------------
consistent with customary servicing reimbursement mechanisms, and (y) the Servicer shall not be required to make any such advances to the extent the Servicer determines that such advances shall not be recoverable from the related Mortgage Loan; (iii) with respect to any Securitization, the timing relating to remittance of funds and reports by the Servicer shall be revised (x) to provide at least five Business Days between the determination and distribution dates for a customary reporting cycle, and (y) to ensure that the determination date shall be subsequent to the expiration date of any grace periods under the related Mortgage Loans; (iv) with respect to any Securitization, in the event the Servicer is responsible for funding prepayment interest shortfalls to the extent of its monthly servicing fee, the Servicer shall be entitled to retain all excess prepayment interest as additional servicing compensation; and (v) such new servicing agreement may be revised further as the Servicer and the parties thereto agree to reflect any necessary and customary changes in connection with the Securitization or other transaction.


                                  ARTICLE IX.
                                  -----------

                            MISCELLANEOUS PROVISIONS

Section 9.01  Amendment; Waiver.
              -----------------

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived unless such amendment or waiver is in writing and signed by the party against whom such amendment or waiver is sought to be enforced.

Section 9.02  Governing Law.
              -------------

     This Agreement shall be construed in accordance with the laws of the State of Missouri, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.

Section 9.03  Notices.
              -------

     All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

     (i)  if to the Owner, at:

             The IMPAC Companies
             20371 Irvine Avenue
             Santa Ana Heights, CA 92707
             Attention: Mr. Ron Morrison
             Telecopy No.:  (714) 438-2150

     (ii) if to the Servicer, at:

             Midland Loan Services, Inc.
             210 West 10th Street
             Kansas City, Missouri 64105
             Attention: Steven W. Smith
             Telecopy No.: (816) 435-2326

             with a copy to:

             Morrison & Hecker L.L.P.
             2600 Grand Avenue
             Kansas City, Missouri 64108-4606
             Attention: William A. Hirsch
             Telecopy No.: (816) 474-4208

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered
                               --------  -------
after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.

     To the extent that any demand, notice or communication hereunder is given to the Servicer by a Responsible Officer of the Owner, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Owner with respect to such communication, and the Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Owner by a Responsible Officer of the Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Servicer with respect to such communication, and the Owner may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.04  Severability of Provisions.
              --------------------------

     If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.05  Inspection and Audit Rights.
              ---------------------------

     The Servicer agrees that, on reasonable prior notice, it will permit any agent or representative of the Owner, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Owner, and to discuss matters relating to the Mortgage Loans with the Servicer's officers, employees and accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Owner of any right under this Section shall be borne by the Owner.

Section 9.06  Binding Effect; No Partnership; Counterparts.
              --------------------------------------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor for the Owner. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 9.07  Protection of Confidential Information; No Solicitation.
              -------------------------------------------------------

     The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, any information pertaining to the Mortgage Loans or the Borrowers except to the extent that (a) it is appropriate for the Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Servicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Servicer (including the Mortgage Loans) so long as the Servicer does not identify the Owner or the Borrowers.

     In addition to the foregoing, neither the Servicer nor any of its Affiliates shall (i) provide any employee of the Servicer or its Affiliates that is directly involved in the solicitation of borrowers in connection with the origination of mortgage loans by the Servicer and its Affiliates access to any reports, documents or information in respect of any Borrower, Mortgaged Property or Mortgage Loan which the Servicer has received pursuant to its Loan Servicing obligations hereunder, or (ii) use any such reports, documents or information in connection with such solicitation of borrowers. Failure of the Servicer to comply with its obligations under this Section shall result in an Event of Default hereunder.

Section 9.08  General Interpretive Principles.
              -------------------------------

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to an "Article," "Section," or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;

          (d) reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

          (g) the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.

Section 9.09  Further Agreements.
              ------------------

     The Servicer and the Owner each agree to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other and as may be necessary or appropriate to effectuate the purposes of this Agreement.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Owner and the Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                     IMPAC COMMERCIAL HOLDINGS, INC.

                     By: ________________________________
                     Name: ______________________________
                     Title: _____________________________


                     IMPAC COMMERCIAL CAPITAL CORPORATION

                     By: ________________________________
                     Name: ______________________________
                     Title: _____________________________

                                                   ("Owner")


                     MIDLAND LOAN SERVICES, INC.

                     By: ________________________________
                     Name: ______________________________
                     Title: _____________________________

                                                   ("Servicer")

                                  EXHIBIT "A"
                                  -----------

                            (Mortgage Loan Schedule)

                                  EXHIBIT "B"
                                  -----------

                             Servicing File Listing


1) Copy of executed Note (including addendums, amendments, modifications, etc., as they may apply), Loan Agreement and Guaranty Agreement (if applicable).
2) Copy of executed and filed Deed of Trust/Mortgage (including addendums, amendments, modifications, etc., as they may apply).
3) Copy of Assignment of Leases and Rents and Security Agreement, if separate from the Deed of Trust/Mortgage.
4) Copy of any other legal document(s) referenced in the Note, Deed of Trust/Mortgage, Security Agreement, Loan Agreement or Guaranty Agreement.
5)   Copies of all filed UCC Financing Statements and Lien Searches.
6)   Loan Closing Statement.
7) Borrower (and Guarantor, if applicable) financial and operating statements, tax returns, tax identification number(s), mailing address(es), phone number(s), and fax number(s). Also include property operating and financial statements if prepared separately.
8)   Special Reserve Agreement(s), if applicable.
9) Property Information -- paid tax receipts, insurance policy(ies), appraisal(s), flood certificate(s), and environmental reports.
10)  Underwriting File.
11) Checks/Wires for prepaid interest, tax and insurance impounds, and special reserves.
12)  Lockbox agreement(s), if applicable.
13) If special arrangements have been made with the borrower and/or guarantor that are not noted in the legal documents, a memorandum detailing the situation.